Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 31, 2013

NORTHEAST AUTOMOTIVE HOLDINGS, INC.
(Name of Registrant as specified in its charter)

Nevada	000-51997	65-0637308
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

51 Wooster Street
New York, NY 10013
(212) xxx-xxxx
 (Address and telephone number of principal executive offices)

2174 Hewlett Avenue, Suite 206
Merrick, NY 11566
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 31, 2013, pursuant to a Securities Purchase Agreement entered into with a total of 13 investors, we sold an aggregate of 7,142,857 shares of our common stock at a purchase price of $0.28 per share and warrants to purchase 1,428,571 shares of our common stock at an exercise price of $0.32 per share for gross proceeds of $2 million (the “Private Placement”). The net proceeds of the offering were advanced to Kogeto, Inc. in anticipation of the Company’s planned acquisition of Kogeto, Inc. The gross proceeds of the Private Placement included the conversion of $450,000 in bridge financing previously received by Kogeto, Inc.

The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act).

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement

10.2	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on it behalf of the undersigned hereunto duly authorized.

NORTHEAST AUTOMOTIVE HOLDINGS, INC.

Dated: January 7, 2014	By:	/s/ William Solko
	Name:	William Solko
	Title:	President

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